UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

     Date of Report (date of earliest event reported): February 15, 2016


                              CEL-SCI CORPORATION
             (Exact name of registrant as specified in its charter)


             Colorado               001-11889                   84-0916344
     ------------------------    --------------------      --------------------
(State or other jurisdiction    (Commission File No.)         (IRS Employer
      of incorporation)                                   Identification No.)

                              8229 Boone Blvd. #802
                                Vienna, VA 22182
                  --------------------------------------------
          (Address of principal executive offices, including Zip Code)

      Registrant's telephone number, including area code: (703) 506-9460
                                                          --------------


                                       N/A
                         -------------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.02   Unregistered Sales of Equity Securities

      On February 15, 2016 the Company sold 1,300,000 Units at a price of $0.48 per Unit to an unrelated third party.

      Each Unit consisted of one share of the Company's restricted common stock and one half of a warrant. Each warrant allows the holder to purchase one share of the Company's common stock at a price of $0.48 per share at any time on or before February 15, 2019.

      The Company has agreed to include the shares issuable upon the exercise of the warrants in the next registration statement filed by the Company with the Securities and Exchange Commission.

      The Company relied upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933 in connection with sale of the securities described above. The person who acquired these shares was a sophisticated investor and was provided full information regarding the Company's business and operations. There was no general solicitation in connection with the offer or sale of these securities. The person who acquired these securities acquired them for his own account. The certificates representing these securities will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration. No commission was paid to any person in connection with the sale of these securities.



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



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 17, 2016            CEL-SCI CORPORATION



                                    By:  /s/ Patricia B. Prichep
                                         -------------------------------
                                         Patricia B. Prichep,
                                         Senior Vice President of Operations






















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